Exhibit 4.1

NUMBER		UNITS
U-__________
SEE REVERSE FOR CERTAIN DEFINITIONS	UNSDG ACQUISITION CORP.

CUSIP 90312P 207

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND ONE-HALF OF ONE REDEEMABLE WARRANT

THIS CERTIFIES THAT _____________________________________________________________

is the owner of _______________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, with a par value of $0.0001 per share (“Common Stock”), of UNSDG Acquisition Corp., a Delaware corporation (the “Company”) and one-half (1/2) of one redeemable warrant (“Warrant”). Each whole redeemable Warrant entitles the holder thereof to purchase one (1) share of Common Stock at a price of $11.50 per full share (subject to adjustment), upon the later to occur of (i) thirty (30) days after the Company’s completion of a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) or (ii) eighteen (18) months from the closing of the Company’s initial public offering, and, unless exercised earlier, will expire at 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption thereof or the Company’s liquidation. The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) day after the date of the prospectus relating to the Company’s initial public offering, unless EF Hutton, division of Benchmark Capital Markets LLC determines that an earlier date is acceptable, but in no event will the Common Stock and Warrants be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If the over-allotment option is exercised after the date of the prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters has allowed separate trading of the Common Stock and Warrant prior to the fifty-second (52nd) day after the date of the prospectus.

The terms of the Warrants are governed by a warrant agreement (the “Warrant Agreement”), dated as of [●], 2021, between the Company and Continental Stock Transfer & Trust Company, as the warrant agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of Continental Stock Transfer & Trust Company [1 State Street, 30th Floor, New York, New York 10004], and are available to any Warrant Holder, on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[Seal]

By

Chairman	Chief Financial Officer

UNSDG ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_______	Custodian	_______
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act _____________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

      IDENTIFYING NUMBER OF ASSIGNEE(S)

________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________________Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated __________________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

__________________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).

In each case, as more fully described in the Company’s final prospectus dated [•], 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Common Stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by [•], 2023 (or such later date as the Company’s amended and restated certificate of incorporation may be amended to provide for), (ii) the Company offers to redeem the shares of Common Stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the ability of holders of Common Stock sold in the Company’s initial public offering to seek redemption in connection with the Company’s initial business combination or the Company’s obligation to redeem 100% of such Common Stock if it does not consummate an initial business combination by [•], 2023 or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and the holder(s) of this certificate elects to have the shares of Common Stock held by him, her or it redeemed pursuant to that offer, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.